Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz

President and

Chief Executive Officer

Telephone:	(360) 828-0700

BBSI

ANNOUNCES FOURTH QUARTER 2006 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 1Q07 AND CONFERENCE CALL

VANCOUVER, WASHINGTON, February 8, 2007 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $5.2 million for the fourth quarter ended December 31, 2006, an improvement of $915,000 or 21.2% over net income of $4.3 million for the fourth quarter of 2005. Diluted earnings per share for the 2006 fourth quarter were $.45, as compared to diluted earnings per share of $.37 for the same quarter a year ago.

Net revenues for the fourth quarter ended December 31, 2006 totaled $66.8 million, an increase of approximately $8.8 million or 15.2% over the $58.0 million for the same quarter in 2005.

	(Unaudited)		(Unaudited)
	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
Results of Operations	2006	2005	2006	2005
Revenues:
Staffing services	$32,766	$29,251	$123,500	$130,098
Professional employer service fees	34,055	28,712	135,684	101,291
Total revenues	66,821	57,963	259,184	231,389
Cost of revenues:
Direct payroll costs	24,849	21,864	92,676	97,006
Payroll taxes and benefits	20,079	16,238	83,756	63,889
Workers’ compensation	6,240	6,302	27,199	24,667
Total cost of revenues	51,168	44,404	203,631	185,562
Gross margin	15,653	13,559	55,553	45,827
Selling, general and administrative expenses	8,140	7,043	31,604	25,670
Depreciation and amortization	341	282	1,306	974
Income from operations	7,172	6,234	22,643	19,183
Other income, net	812	519	2,847	747
Income before taxes	7,984	6,753	25,490	19,930
Provision for income taxes	2,755	2,439	9,154	7,440
Net income	$5,229	$4,314	$16,336	$12,490
Basic earnings per share	$.46	$.39	$1.46	$1.29
Weighted average basic shares outstanding	11,251	11,018	11,194	9,647
Diluted earnings per share	$.45	$.37	$1.40	$1.21
Weighted average diluted shares outstanding	$11,680	$11,739	$11,671	$10,343

Barrett Business Services, Inc.

News Release – Fourth Quarter 2006

February 8, 2007

       The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Fourth Quarter		Year Ended
(in thousands)	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Staffing services	$32,766	$29,251	$123,500	$130,098
Professional employer services	241,065	183,843	916,898	635,743
Total revenues	273,831	213,094	1,040,398	765,841
Cost of revenues:
Direct payroll costs	230,555	175,924	869,410	625,242
Payroll taxes and benefits	20,079	16,237	83,756	63,888
Workers’ compensation	7,544	7,374	31,679	30,884
Total cost of revenues	258,178	199,535	984,845	720,014
Gross margin	$15,653	$13,559	$55,553	$45,827

Gross revenues of $273.8 million for the fourth quarter ended December 31, 2006 rose 28.5% over the similar period in 2005. For the year ended December 31, 2006, gross revenues of $1.04 billion increased 35.9% over 2005.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the fourth quarters ended December 31, 2006 and 2005 (in thousands):

	(Unaudited)
	Three Months Ended December 31,
	Gross Revenue				Net Revenue
	Reporting Method		Reclassification		Reporting Method
	2006	2005	2006	2005	2006	2005
Revenues:
Staffing services	$32,766	$29,251	$—	$—	$32,766	$29,251
Professional employer services	241,065	183,843	(207,010)	(155,131)	34,055	28,712
Total revenues	$273,831	$213,094	$(207,010)	$(155,131)	$66,821	$57,963
Cost of revenues:	$258,178	$199,535	$(207,010)	$(155,131)	$51,168	$44,404

Barrett Business Services, Inc.

News Release – Fourth Quarter 2006

February 8, 2007

For the years ended December 31, 2006 and 2005 (in thousands):

	(Unaudited) Year Ended December 31,
	Gross Revenue				Net Revenue
	Reporting Method		Reclassification		Reporting Method
	2006	2005	2006	2005	2006	2005
Revenues:
Staffing services	$123,500	$130,098	$—	$—	$123,500	$130,098
Professional employer services	916,898	635,743	(781,214)	(534,452)	135,684	101,291
Total revenues	$1,040,398	$765,841	$(781,214)	$(534,452)	$259,184	$231,389
Cost of revenues:	$984,845	$720,014	$(781,214)	$(534,452)	$203,631	$185,562

William W. Sherertz, President and Chief Executive Officer, commented: “We are pleased with another strong quarter and surpassing the $1 billion milestone in gross revenues for 2006.”

The following summarizes the unaudited consolidated balance sheets at December 31, 2006 and December 31, 2005.

Barrett Business Services, Inc.

News Release – Fourth Quarter 2006

February 8, 2007

	December 31,	December 31,
(in thousands)	2006	2005
Assets
Current assets:
Cash and cash equivalents	$69,874	$61,361
Marketable securities	3,159	3,548
Trade accounts receivable, net	31,328	26,328
Prepaid expenses and other	1,940	2,514
Deferred income taxes	4,699	5,864
Workers’ compensation receivables for insured claims	225	242
Total current assets	111,225	99,857
Marketable securities	406	396
Goodwill, net	27,536	22,516
Intangibles, net	75	5
Property, equipment and software, net	13,502	13,071
Restricted marketable securities and workers’ compensation deposits	2,616	2,041
Deferred income taxes	—	341
Other assets	2,143	1,528
Workers’ compensation receivables for insured claims	4,678	4,546
	$162,181	$144,301
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,545	$1,366
Accrued payroll, payroll taxes and related benefits	33,372	28,650
Other accrued liabilities	516	360
Workers’ compensation claims liabilities	3,843	5,729
Workers’ compensation claims liabilities for insured claims	225	242
Safety incentives liabilities	7,519	7,687
Current portion of long-term debt	—	348
Total current liabilities	47,020	44,382
Long-term debt, net of current portion	—	1,094
Customer deposits	817	663
Long-term workers’ compensation claims liabilities	5,295	8,532
Long-term workers’ compensation liabilities for insured claims	3,011	2,866
Deferred income taxes	1,545	—
Deferred gain on sale and leaseback	793	914
Stockholders’ equity	103,700	85,850
	$162,181	$144,301

Outlook for First Quarter 2007

The Company also disclosed today limited financial guidance with respect to its operating results for the first quarter ending March 31, 2007. The Company expects gross revenues for the first quarter of 2007 to range from $260 million to $265 million, an increase of approximately 12%

Barrett Business Services, Inc.

News Release – Fourth Quarter 2006

February 8, 2007

over the first quarter of 2006, and anticipates diluted earnings per share for the first quarter of 2007 to range from $.13 to $.15 per share, an increase of approximately 17% over the $.12 per share for the same period a year ago. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the first quarter of 2007 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

The company also announced that it has incorporated a wholly-owned fully licensed captive insurance company, effective January 1, 2007, which will participate in providing BBSI with excess workers’ compensation and other insurance coverages. Management expects the captive will provide opportunities to participate in more competitive and cost effective insurance markets and provide additional flexibility in risk management.

Conference Call

On February 9, 2007 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss fourth quarter 2006 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 8622054. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning Friday, February 9, 2007 at 12:00 p.m. PT and ending on February 16, 2007. To listen to the recording, dial (800) 642-1687 and enter conference identification code 8622054.

Statements in this release about future events or performance, including earnings expectations for the first quarter of 2007, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets, collectibility of accounts receivable, and the use of $73 million in cash and marketable securities, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2005 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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